PagerDuty to Acquire Rundeck to Expand DevOps Automation Capabilities
Across Digital Operations

Enterprise-scale runbook automation and auto remediation will improve productivity for teams on the digital frontline, enabling them to resolve incidents faster, reduce costs and protect customer experience

SAN FRANCISCO – September 21, 2020 - PagerDuty, Inc. (NYSE: PD), a global leader in digital operations management, today announced that it has entered into a definitive agreement to acquire Rundeck, a leading provider of DevOps automation for enterprise. The acquisition strengthens PagerDuty’s leading incident response offering with intelligent machine automation including auto-remediation and self-healing that bring increased productivity to resolution and recovery efforts.

Rundeck gives front line incident response teams, including engineering, IT, customer service and security, a self-service way to run automated machine-centric workflows - or runbooks - that prevent, diagnose and resolve incidents at the push of a button, without needing to escalate to an expert. Customers have experienced up to 50% reduction in incident response time using Rundeck’s automated runbooks, greatly improving team productivity and reducing poor customer experience.

Rundeck’s automation solutions have achieved strong product to market fit with large enterprises, serving over 150 enterprise and mid market companies, who are seeking to improve the availability of their digital offerings. Rundeck’s land and expand go-to-market motion starts with DevOps and is founded on an active open source community of over 60,000 users.

“Rundeck’s impressive track record in providing scaled automation for DevOps teams in the world's largest companies, along with their easy to use, practitioner focused offering make them a highly complementary extension for PagerDuty,” said Jennifer Tejada, CEO of PagerDuty. “Together we can now automate unpredictable, emergent work for people and machines, from detection and diagnosis to recovery, remediation and learning, providing the most robust real-time incident response platform in the market. Our 13,300 customers trust us to ensure their digital services remain always on, and now we are ensuring they can do this faster, and more efficiently.”

“Rundeck was designed to solve difficult, time sensitive challenges for DevOps teams leveraging automation for hybrid infrastructure. With PagerDuty we can accelerate our growth in Enterprise DevOps and IT focused incident response, while continuing to innovate our offering and expand our open source community,” said Alex Honor, CEO and co-founder of Rundeck. “Like us, PagerDuty is steeped in DevOps and digital transformation, with unparalleled leadership, trusted by a large, loyal community of users in large enterprise companies and early innovators. We look forward to bringing the power of the most holistic offering in incident response and digital operations to all our customers.”

“Bad things happen, so infrastructure and operations professionals need to prepare automated operational responses; correlate performance analytics to predict and avoid incidents; support preventative assessments, drills/game days, and chaos engineering; and use postmortems to improve systems,’ notes Forrester Principal Analyst, Charles Betz. “PagerDuty, a vendor focused on automating incident response, brings presenters to its regional summits to talk about incident command so practitioners can learn and adopt best practices.”1

Under the terms of the definitive agreement, PagerDuty will acquire Rundeck for a total purchase price of approximately $100 million, subject to adjustment, to be paid approximately 60% in cash and 40% in PagerDuty common stock. The acquisition is subject to certain customary closing conditions and is expected to close in October 2020.

Conference Call Information:
PagerDuty will host a conference call and live webcast to discuss the Rundeck announcement with analysts and investors at 1:15 p.m. Pacific Time on September 21, 2020. This conference call will be accessible from the PagerDuty investor relations website at investor.pagerduty.com.

Safe Harbor Statement
This press release contains “forward-looking statements” that are based on PagerDuty’s beliefs and assumptions and on information currently available to PagerDuty as of the date of this press release. Forward-looking statements include, but are not limited to, statements regarding the anticipated timing of the consummation of the acquisition (if at all), the satisfaction of closing
1 The Changing Landscape of IT Incident and Crisis Management, Forrester Research, Inc., February 20, 2018.

conditions and regulatory approvals, the expected benefits of the acquisition, the ability to successfully integrate Rundeck into PagerDuty’s business, the impact of the acquisition on PagerDuty’s products and services, the capabilities of Rundeck’s products and services, and the expected dilution to PagerDuty’s stockholders. There are a significant number of known and unknown risks, uncertainties, and other factors that could cause PagerDuty’s actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements, including: difficulties encountered in closing and integrating the merged business, technologies, personnel and operations; costs related to the acquisition; market acceptance of the acquisition and resulting products and services; PagerDuty’s inability to realize value from its significant investments in its business, including product and service innovations; and general market, political, economic and business conditions.

Additional information on potential factors that could affect PagerDuty’s financial results is included in the company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2020, which is on file with the U.S. Securities and Exchange Commission and PagerDuty’s other filings with the SEC. Except as required by law, PagerDuty undertakes no intention or obligation to update or revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, visit www.pagerduty.com

Learn more about PagerDuty’s most recent platform innovation, integrations, customer use cases, partnerships and thought leadership at PagerDuty Summit20 from September 21-24, 2020.

About PagerDuty
PagerDuty, Inc. (NYSE:PD) is a leader in digital operations management. In an always-on world, organizations of all sizes trust PagerDuty to help them deliver a perfect digital experience to their customers, every time. Teams use PagerDuty to identify issues and opportunities in real time and bring together the right people to fix problems faster and prevent them in the future. Notable customers include GE, Cisco, Genentech, Electronic Arts, Cox Automotive, Netflix, Shopify, Zoom, DoorDash, Lululemon and more. To learn more and try PagerDuty for free, visit www.pagerduty.com. Follow our blog and connect with us on Twitter, LinkedIn, YouTube and Facebook.

Media Contact
Frances Ward
media@pagerduty.com